Exhibit 99.1

For more information on Crossroads Systems, please contact:
Richard Sorenson
Crossroads Systems, Inc.
512.928.6897 or 800.643.7148
info@crossroads.com

CROSSROADS SYSTEMS REACHES AGREEMENT
TO SETTLE SECURITIES CLASS ACTION LITIGATION

     AUSTIN, Texas — Dec 8, 2004 — Crossroads Systems, Inc. (Nasdaq: CRDS), a leading global provider for storage networking solutions, announced today that it has reached an agreement in principle to settle the consolidated securities class action litigation, In re Crossroads Systems, Inc. Securities Litigation, Master File No. A-00-CA-457-JN, pending in the U.S. District Court for the Western District of Texas, Austin Division. The shareholder class will receive a total payment of $4.35 million. Of that amount, the Company’s directors-and-officers insurance carriers have agreed to pay $3.35 million and the Company will pay $1.0 million. As a result, Crossroads will take a charge to earnings in the fourth quarter of fiscal year 2004 of $1.0 million for the settlement and will report this with the earnings call scheduled for December 20, 2004.

The settlement is subject to a number of conditions, including a definitive agreement and final court approval following completion of a fairness hearing. At this time, there can be no assurance that these conditions will be met and that the settlement of the securities class action litigation will receive final court approval.

In the agreement, Crossroads and the individual defendants named in the litigation continue to deny any and all allegations of wrongdoing, and they will receive a full release of all claims asserted in the litigation.

“While we were prepared to mount a vigorous defense, the management team concluded that settlement was in the best fiscal interest of the company” stated Robert C. Sims, president and chief executive officer, Crossroads Systems. “We also appreciate the services of the Akin Gump securities litigation team in their efforts to bring this matter to a conclusion.”

Earnings Conference Call
The conference call will be held in conjunction with a webcast presentation at 3:30pm CST (4:30pm EST) December 20th. Interested parties can listen to the call by dialing 1-866-459-7779 (or 1-678-460-1867 for international callers) and using passcode Crossroads, and can view the webcast presentation by visiting the Crossroads web site at www.crossroads.com where the conference call webcast will be broadcast live along with an online presentation.

An audio-only replay of the call will be available by December 20th for a limited time by calling 1-866-453-6660 (or 1-678-460-1860 for international callers) and using playback reference number 153761. A replay of both the audio and online presentation will be available for a limited time by visiting the Crossroads web site.

About Crossroads Systems, Inc.
With headquarters in Austin, Texas, Crossroads Systems (Nasdaq:CRDS) is a leading global provider of data routing solutions for Storage Area Networks (SANs). Crossroads’ solutions serve the growing storage connectivity and data storage markets, and are designed to help companies store, manage and ensure the integrity and availability of their data. Crossroads’ products are in solutions from companies such as EMC, HP and StorageTek, and are distributed through partners such as ACAL, Bell Micro, DLT Solutions, Info-X, Promark, and Scientific Digital. Crossroads is a voting member of the Storage Networking Industry Association (SNIA) in both the United States and Europe. For more information about Crossroads Systems, please visit www.crossroads.com or call 800/643-7148.

Forward-Looking Statements
This release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar phrases as they relate to Crossroads are intended to identify such forward-looking statements. These statements reflect the current views and assumptions of Crossroads, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: the failure of Crossroads to enter into a binding settlement arrangement with respect to the pending securities class action litigation, or that such settlement arrangement ultimately may not be approved by the court, which could result in the pending securities class action litigation resulting in an adverse impact on the company greater than that of the currently proposed settlement; as well as, other factors detailed in Crossroads’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on 10-Q. Crossroads expressly disclaims any obligation to release publicly any updates or revisions to the information contained in this press release or with respect to any future distribution of its stock by investors, or to update or revise any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.